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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.02.

 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

 We have determined that our former subsidiary PowerCold ComfortAir Solutions, Inc., a Nevada Corporation, incorrectly accounted for certain revenue recognition transactions on contracts-in-progress and contracts cancelled due to hurricanes while in progress. Our independent auditors have notified us that our 2005 Forms l0-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 contain certain errors and material departures attributable to PowerCold ComfortAir Solutions, Inc.  We disposed of all of our interest in PowerCold ComfortAir Solutions, Inc. on December 31, 2005, as disclosed in Form 8-K, dated January 6, 2005.

These departures concern revenue recognition on contracts-in-progress and will likely result in total revenues being reduced by $1,011,679 for the quarter ending March 31, 2005, $1,414,362 for the quarter ending June 30, 2005, and $1,532,479 for the quarter ending September 30, 2005.  We expect that the effect upon net losses from these overstatements will be an increase of less than $500,000 for the year.  The departures only became apparent during the current audit of the financial statements for the year ending December 31, 2005. Our financial statements for the affected periods and the related reports should no longer be relied upon.

We will file new financial statements for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005, and the results will be included in our consolidated financial statements for the year end December 31, 2005, to be filed on Form 10-K.

We have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with our independent registered public accounting firm, Williams & Webster, P.S.

(b)  We received a letter dated March 10, 2005 from our independent registered accountants, Williams & Webster, P.S., that based upon their audit procedures, they believe that our financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, had certain errors and material departures from generally accepted accounting principles.

Our independent registered accountants discussed with Management, that their testing had discovered certain errors and material departures in the application of generally accepted accounting principles concerning revenue recognition.  Approximately $4,000,000 in revenue was inappropriately recognized through the nine moths ended September 30, 2005.  Our independent registered accountants expressed the opinion that the financial statements filed for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005 are unreliable.

(c)  We received the attached letter addressed to the Securities and Exchange Commission from our independent registered accountants, Williams & Webster, P.S., dated March 14, 2006, indicating that they are in agreement with the statements made by us in this Form 8-K filed March 14, 2006.

9.01

Financial Statements and Exhibits

7.1

Letter from Williams & Webster, P.S. dated March 10, 2006 to the  Board of Directors.

7.2

Letter to the Securities and Exchange Commission from Williams & Webster, P.S. dated March 14, 2006.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

__________________________

Francis L. Simola

Chairman and CEO

Date:  March 14, 2006